Exhibit 6

THIS BRIDGE WARRANT HAS BEEN ISSUED IN RELIANCE UPON THE REPRESENTATION OF THE HOLDER THAT IT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARDS THE RESALE OR OTHER DISTRIBUTION THEREOF. NEITHER THIS BRIDGE WARRANT NOR THE SHARES ISSUABLE UPON THE EXERCISE OF THIS BRIDGE WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                      BION ENVIRONMENTAL TECHNOLOGIES, INC.

                                 Bridge Warrant

Bridge Warrant to Subscribe
for 30,000 shares                                             ------------------

                          Void After December 31, 2004

      THIS CERTIFIES that, for value received,D2 Co., LLC, or its registered assigns ("Holder"), is entitled to subscribe for and purchase from Bion Environmental Technologies, Inc., a Colorado corporation (hereinafter called the "Company"), at the price of $2.375 per share (such price as from time to time adjusted as hereinafter provided being hereinafter called the "Warrant Price"), at any time prior to December 31, 2004 (the "Warrant Expiration Date"), up to 30,000(subject to adjustment as hereinafter provided) fully paid and nonassessable shares of Common Stock, no par value per share, of the Company (hereinafter called the "Common Stock"), subject, however, to the provisions and upon the terms and conditions hereinafter set forth. This Bridge Warrant was issued pursuant to a certain Note and Warrant Purchase Agreement, dated as of ________________ (the "Purchase Agreement"), among the Company, D2 Co., LLC and certain other parties and the rights and benefits contained therein shall inure to the benefit of all subsequent holders of this Bridge Warrant. The Bridge Warrants issued pursuant to the Purchase Agreement and any warrant or warrants subsequently issued upon exchange or transfer thereof are hereinafter collectively called the "Bridge Warrants.""Registered Holder" shall mean, as to any Bridge Warrant and as of any particular date the person in whose name the certificate representing the Bridge Warrant shall be registered on that date on the books maintained by the Company pursuant to Section 3(b).

      Section 1. Exercise of Bridge Warrant.

            (a) Method of Exercise. The rights represented by this Warrant may be exercised by the holder hereof, in whole at any time or from time to time in part, but not as to a fractional share of Common Stock, by the surrender of this Warrant (properly endorsed) at the office of the Company as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Company, and as further provided below in this Section 1 by payment to the

Company of the Warrant Price in cash or by certified or official bank check, for each share being purchased.

            (b) Delivery of Certificates. Etc. In the event of any exercise of the rights represented by this Bridge Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the holder, shall be delivered to the holder hereof within a reasonable time, not exceeding ten days, after the rights represented by this Bridge Warrant shall have been so exercised; and, unless this Bridge Warrant has expired, a new Bridge Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Bridge Warrant shall not then have been exercised shall also be issued to the holder hereof within such time. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Bridge Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Bridge Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

      2. Reservation of Shares; Listing; Payment of Taxes; etc.

            (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Bridge Warrant, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Bridge Warrant. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Bridge Warrant shall, at the time of delivery (assuming full payment of the purchase price thereof), be duly and validly issued, fully paid, nonassessable and free from all issuance taxes, liens and charges with respect to the issue thereof including, without limitation, adverse claims whatsoever (with the exception of claims arising through the acts of the Registered Holders themselves and except as arising from applicable Federal and state securities laws), that the Company shall have paid all taxes, if any, in respect of the original issuance thereof and that upon issuance such shares, to the extent applicable, shall be listed on, or included in, the Stock Market. As used herein, "Stock Market" shall mean the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, shall mean NASDAQ or, if the Common Stock is not quoted on Nasdaq, shall mean the OTC Bulletin Board or, if the Common Stock is not quoted on the OTC Bulletin Board, shall mean the over-the-counter market as furnished by any NASD member firm selected from time to time by the Company for that purpose.

            (b) The Company covenants that if any securities to be reserved for the purpose of exercise of the Bridge Warrant hereunder require registration with, or the approval of, any governmental authority under any federal securities law before such securities may be validly issued or delivered upon such exercise, then the Company will in good faith and as expeditiously as reasonably possible, endeavor to secure such registration or approval. The Company will use reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws; provided, that the Company shall not be required to qualify as a foreign corporation or file a general or limited consent to service of process in any such jurisdictions or make any changes in its capital structure or any other aspects of its business or enter into any agreements with blue sky commissions, including any agreement to escrow shares of its capital stock. With respect to any such securities, however, Bridge Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

            (c) The Company shall pay all documentary, stamp or similar taxes and other similar governmental charges that may be imposed with respect to the issuance of Bridge Warrants, or the issuance or delivery of any shares upon exercise of the Bridge Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder on any Bridge Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Company the amount of transfer taxes or charges incident thereto, if any.

      3. Exchange and Registration of Transfer.

            (a) This Bridge Warrant may be exchanged for another Bridge Warrant representing an equal aggregate number of Bridge Warrants of the same class or may be transferred in whole or in part, by surrendering it to the Company at its corporate office. Upon satisfaction of the terms and provisions hereof, the Company shall execute, and the Company shall sign, issue and deliver in exchange therefor, such new Bridge Warrant or Bridge Warrants that the Registered Holder making the exchange shall be entitled to receive.

            (b) The Company shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Bridge Warrants and any transfers thereof in accordance with its regular practice. Upon due presentment for registration of transfer of any Bridge Warrant at such office, the Company shall execute and the Company shall issue and deliver to the transferee or transferees a new Bridge Warrant or Bridge Warrants representing an equal aggregate number of Bridge Warrants.

            (c) With respect to all Bridge Warrants presented for registration or transfer, or for exchange or exercise, the subscription form attached hereto shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing.

            (d) Prior to due presentment for registration of transfer thereof, the Company may deem and treat the Registered Holder of any Bridge Warrant as the absolute owner thereof (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the
Company) for all purposes and shall not be affected by any notice to the contrary. The Bridge Warrants, which are being offered in Units with the Bridge Notes pursuant to the Purchase Agreement, will immediately be detachable and separately transferable from the Bridge Notes.

      4.  Loss  or   Mutilation.   Upon  receipt  by  the  Company  of  evidence
satisfactory to it of the ownership of and loss, theft, destruction or mutilation of any Bridge Warrant and (in case of loss, theft or destruction) of indemnity satisfactory to it, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute, sign and deliver to the Registered Holder in lieu thereof a new Bridge Warrant of like tenor representing an equal aggregate number of Bridge Warrants.

      5. Redemption.

            (a) At any time after the first anniversary of the Final Closing Date (as defined in the Purchase Agreement), so long as the Company has caused the Registrable Securities to become registered in accordance with Section 8 of the Purchase Agreement, the Company may, at its option, redeem the Bridge Warrants at a price of $0.05 per share of Common Stock, as may adjusted pursuant to Section 6 (the Redemption Price"), provided the Closing Bid Price exceeds 250% of the Warrant Price on the Initial Closing Date (as defined in the Purchase Agreement) per share of Common Stock for at least 20 trading days in any 30 consecutive trading day period ending three days prior to the date of notice of redemption (which shall be the date of mailing of such notice). All outstanding Bridge Warrants must be redeemed if any are redeemed. The date fixed for redemption of the Bridge Warrants is referred to herein as the "Redemption Date." For purposes hereof, the "Closing Bid Price" for each trading day shall be the reported per share closing bid price of the Common Stock regular way on the Stock Market on such trading day.

            (b) If the conditions set forth in Subsection 5(a) are met, and the Company desires to exercise its right to redeem the Bridge Warrants, it shall mail a notice of redemption to each of the Registered Holders of the Bridge Warrants to be redeemed, first class, postage prepaid, not later than the sixtieth day before the date fixed for redemption, at their last address as shall appear on the records maintained pursuant to Subsection 3(b). Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice.

            (c) The notice of redemption shall specify (i) the Redemption Price,
(ii) the Redemption Date, (iii) the place where the Bridge Warrants shall be delivered and the redemption price paid and (iv) that the right to exercise the Bridge Warrants shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Registered Holder (a) to whom notice was not mailed or (b) whose notice was defective. An affidavit of the Secretary or an Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

            (d) Any right to exercise a Bridge Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, Holders of the Bridge Warrants shall have no further rights except to receive, upon surrender of the Bridge Warrants, the Redemption Price.

            (e) From and after the Redemption Date, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Registered Holder thereof of one or more Bridge Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Holder a sum in cash equal to the redemption price of such Bridge Warrants. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Bridge Warrants called for redemption, such Bridge Warrants shall expire and become void and all rights hereunder, except the right to receive payment of the Redemption Price, shall cease.

      6. Adjustment of Warrant Price and Number of Shares of Common Stock or Bridge Warrants. Upon each adjustment of the Warrant Price pursuant to this
Section 6, the total number of shares of Common Stock purchasable upon the exercise of each Bridge Warrant shall (subject to the provisions contained in Subsection 6(c)) be such number of shares (calculated to the nearest tenth) purchasable at the Warrant Price in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Warrant Price in effect immediately prior to such adjustment and the denominator of which shall be the Warrant Price in effect immediately after such adjustment.

            (a) Except as otherwise provided herein, in the event the Company shall, at any time or from time to time after the date hereof, (i) sell or issue any shares of Common Stock for a consideration per share less than the Warrant Price in effect on the date of such sale or issuance, (ii) issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or (iii) subdivide or combine the outstanding shares of Common Stock into a greater or fewer number of shares (any such sale, issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Warrant Price in effect immediately prior to such Change of Shares shall be changed to a price (rounded to the nearest cent) determined by multiplying the Warrant Price in effect immediately prior thereto by a fraction, the numerator of which shall be (x) the sum of (A) the number of shares of Common Stock outstanding immediately prior to the sale or issuance of such additional shares or such subdivision or combination plus (B) the number of shares of Common Stock that the aggregate consideration received (determined as provided in Paragraph 6(g)(v)) for the issuance of such additional shares would purchase at the Warrant Price in effect on the date of such issuance and the denominator of which shall be (y) the number of shares of Common Stock outstanding immediately after the sale or issuance of such additional shares or such subdivision or combination. Such adjustment shall be made successively whenever any such issuance is made.

            (b) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another entity (other than a consolidation or merger in which the Company is the continuing entity and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock other than the number thereof), or in case of any sale or conveyance to another entity of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that each holder of a Bridge Warrant then outstanding shall have the right thereafter, by exercising such Bridge Warrant, upon the terms and conditions specified in the Bridge Warrant and in lieu of the shares of Common Stock immediately theretofore purchasable upon exercise of the Bridge Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon exercise of such Bridge Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
6. The Company shall not effect any such consolidation, merger or sale unless prior to, or simultaneously with, the consummation thereof the successor (if other than the Company) resulting from such consolidation or merger or the entity purchasing assets or other appropriate entity shall assume, by written instrument executed and delivered to the Company, the obligation to deliver to the holder of each Bridge Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations under this Bridge Warrant. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

            (c) If, at any time or from time to time, the Company shall issue or distribute to the holders of shares of Common Stock evidence of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding an issuance or distribution governed by one of the preceding Subsections of this Section 6 and also excluding cash dividends or cash distributions paid out of net profits legally available therefor in the full amount thereof (any such non-excluded event being herein called a "Special Dividend")), then in each case the Registered Holders of the Bridge Warrants shall be entitled to a proportionate share of any such Special Dividend as though they were the holders of the number of shares of Common Stock of the Company for which their Bridge Warrants are exercisable as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such Special Dividend.

            (d) The Company may elect, upon any adjustment of the Warrant Price hereunder, to adjust the number of Bridge Warrants outstanding, in lieu of the adjustment in the number of shares of Common Stock purchasable upon the exercise of each Bridge Warrant as hereinabove provided, so that each Bridge Warrant outstanding after such adjustment shall represent the right to purchase one share of Common Stock. Each Bridge Warrant held of record prior to such adjustment of the number of Bridge Warrants shall become that number of Bridge Warrants (calculated to the nearest tenth) determined by multiplying the number one by a fraction, the numerator of which shall be the Warrant Price in effect immediately prior to such adjustment and the denominator of which shall be the Warrant Price in effect immediately after such adjustment. Upon each adjustment of the number of Bridge Warrants pursuant to this Section 6, the Company shall, as promptly as practicable, cause to be distributed to each Registered Holder of Bridge Warrants on the date of such adjustment Bridge Warrants evidencing, subject to
Section 7, the number of additional Bridge Warrants to which such Holder shall be entitled as a result of such adjustment or, at the option of the Company, cause to be distributed to such Holder in substitution and replacement for the Bridge Warrants held by him prior to the date of adjustment (and upon surrender thereof, if required by the Company) new Bridge Warrants evidencing the number of Bridge Warrants to which such Holder shall be entitled afer such adjustment.

            (e) Irrespective of any adjustments or changes in the Warrant Price or the number of shares of Common Stock purchasable upon exercise of the Bridge Warrants, the Bridge Warrants theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Bridge Warrants pursuant to Subsection 3(a), continue to express the same Warrant Price per share, number of shares purchasable thereunder and Redemption Price therefor as when the same were originally issued.

            (f) After each  adjustment  of the  Warrant  Price  pursuant to this
Section 6, the Company will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Warrant Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Bridge Warrant after such adjustment, and, if the Company shall have elected to adjust the number of Bridge Warrants pursuant to Subsection 6(d), the number of Bridge Warrants to which the registered holder of each Bridge Warrant shall then be entitled, and the adjustment in Redemption Price resulting therefrom, and (iii) a brief statement of the facts accounting for such adjustment. The Company will cause a brief summary thereof to be sent by ordinary first class mail to each Registered Holder of Bridge Warrants at his or her last address as it shall appear on the registry books. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of such adjustment. The affidavit the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

            (g) For purposes of Subsections 6(a) and 6(d), the following provisions (i) to (v) shall also be applicable:

                  (i) the number of shares of Common Stock deemed outstanding at any given time shall include all shares of capital stock convertible into, or exchangeable for, Common Stock (on an as converted basis) as well as all shares of Common Stock issuable upon the exercise of (x) any convertible debt, (y) warrants outstanding on the date hereof and (z) options outstanding on the date hereof.

                  (ii) No adjustment of the Warrant Price shall be made unless such adjustment would require an increase or decrease of at least $.01 in such price; provided that any adjustments which by reason of this Paragraph (ii) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with adjustments so carried forward, shall require an increase or decrease of at least $.01 in the Warrant Price then in effect hereunder.

                  (iii) In case of (1) the sale by the Company (including as a component of a unit) of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or any securities convertible into or exchangeable for Common Stock (such securities convertible, exercisable or exchangeable into Common Stock being herein called "Convertible Securities"), or
(2) the issuance by the Company, without the receipt by the Company of any consideration therefor, of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, whether or not such rights, warrants or options, or the right to convert or exchange such Convertible Securities, are immediately exercisable, and the consideration per share for which Common Stock is issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the minimum aggregate consideration, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, payable to the Company upon the exercise of such rights, warrants or options, plus the consideration received by the Company for the issuance or sale of such rights, warrants or options, plus, in the case of such Convertible Securities, the minimum aggregate amount, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (y) the total maximum number, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities issuable upon the exercise of such rights, warrants or options) is less than the Warrant Price of the Common Stock as of the date of the issuance or sale of such rights, warrants or options, then such total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (as of the date of the issuance or sale of such rights, warrants or options) shall be deemed to be "Common Stock" for purposes of Subsections 6(a) and 6(d) and shall be deemed to have been sold for an amount equal to such consideration per share and shall cause an adjustment to be made in accordance with Subsections 6(a) and 6(d).

                  (iv) In case of the sale or other issuance by the Company of any Convertible Securities, whether or not the right of conversion or exchange thereunder is immediately exercisable, and the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount of consideration received by the Company for the sale of such Convertible Securities, plus the minimum aggregate amount, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (y) the total maximum number, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities) is less than the Warrant Price of the Common Stock as of the date of the sale of such Convertible Securities, then such total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities (as of the date of the sale of such Convertible
Securities) shall be deemed to be "Common Stock" for purposes of Subsections 6(a) and 6(d) and shall be deemed to have been sold for an amount equal to such consideration per share and shall cause an adjustment to be made in accordance with Subsections 6(a) and 6(d).

                  (v) In case the Company shall modify the rights of conversion, exchange or exercise of any of the securities referred to in Paragraphs (iii) or
(iv) of this Subsection 6(g) or any other securities of the Company convertible, exchangeable or exercisable for shares of Common Stock, for any reason other than an event that would require adjustment to prevent dilution, so that the consideration per share received by the Company after such modification is less than the Warrant Price as of the date prior to such modification, then such securities, to the extent not theretofore exercised, converted or exchanged, shall be deemed to have expired or terminated immediately prior to the date of such modification and the Company shall be deemed, for purposes of calculating any adjustments pursuant to this Section 6, to have issued such new securities upon such new terms on the date of modification. Such adjustment shall become effective as of the date upon which such modification shall take effect. On the expiration or cancellation of any such right, warrant or option or the termination or cancellation of any such right to convert or exchange any such Convertible Securities, the Warrant Price then in effect hereunder shall forthwith be readjusted to such Warrant Price as would have obtained (a) had the adjustments made upon the issuance or sale of such rights, warrants, options or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities and
(b) had adjustments been made on the basis of the Warrant Price as adjusted under clause (a) of this sentence for all transactions (which would have affected such adjusted Warrant Price) made after the issuance or sale of such rights, warrants, options or Convertible Securities.

                  (vi) In case of the sale of any shares of Common Stock, any Convertible Securities, any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, the consideration received by the Company therefor shall be deemed to be the gross sales price therefor without deducting therefrom any expense paid or incurred by the Company or any underwriting discounts or commissions or concessions paid or allowed by the Company in connection therewith. In the event that any securities shall be issued in connection with any other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated among the securities, then each of such securities shall be deemed to have been issued for such consideration as the Board of Directors of the Company determines in good faith; provided, however that if holders of more than of 10% of the then outstanding Bridge Warrants disagree with such determination, the Company shall retain an independent investment banking firm for the purpose of obtaining an appraisal.

            (h) Notwithstanding any other provision hereof, no adjustment to the Warrant Price of the Bridge Warrants or to the number of shares of Common Stock purchasable upon the exercise of each Bridge Warrant will be made:

                  (i) upon the exercise of any of the options outstanding on the date hereof under the Company's existing stock option plans; or

                  (ii) upon the issuance or exercise of options which may hereafter be granted with the approval of the Board of Directors, or exercised, under any employee benefit plan of the Company to officers, directors, consultants or employees, but only with respect to such options as are exercisable at prices no lower than the Closing Bid Price (or, if the price referenced in the definition of Closing Bid Price cannot be determined, the Fair Market Value (as defined below)) of the Common Stock as of the date of grant thereof; or

                  (iii) upon issuance or exercise of the warrants issued to D2 Co., LLC in connection with the Management Agreement between D2 Co., LLC and the Company, dated December 23, 1999 or upon the conversion or exercise of the Bridge Notes or the Bridge Warrants included in the Units issued on or prior to the Final Closing Date; or

                  (iv) upon the issuance or sale of Common Stock or Convertible Securities pursuant to the exercise of any rights, options or warrants to receive, subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, whether or not such rights, warrants or options were outstanding on the date of the original sale of the Bridge Warrants or were thereafter issued or sold, provided that an adjustment was either made or not required to be made in accordance with Subsections 6(a) and 6(d) in connection with the issuance or sale of such securities or any modification of the terms thereof; or

                  (v) upon the issuance or sale of Common Stock upon conversion or exchange of any Convertible Securities, provided that any adjustments required to be made upon the issuance or sale of such Convertible Securities or any modification of the terms thereof were so made, and whether or not such Convertible Securities were outstanding on the date of the original sale of the Bridge Warrants or were thereafter issued or sold.

Paragraph 6(g)(v) shall nevertheless apply to any modification of the rights of conversion, exchange or exercise of any of the securities referred to in Paragraphs (i), (ii) and (iii) of this Subsection 6(h). For purposes hereof, "Fair Market Value" shall mean the average Closing Bid Price for twenty (20) consecutive trading days, ending with the trading day prior to the date as of which the Fair Market

Value is being determined, (with appropriate adjustments for subdivisions or combinations of shares effected during such period) provided that if the prices referred to in the definition of Closing Bid Price cannot be determined for such period, "Fair Market Value" shall be the fair market value as determined by the Board of Directors in good faith.

            (i) As used in this Section 6, the term "Common Stock" shall mean and include the Company's Common Stock authorized on the date of the original issue of the Units and shall also include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Company; provided, however, that the shares issuable upon exercise of the Bridge Warrants shall include only shares of such class designated in the Company's Certificate of Incorporation, as amended, as Common Stock on the date of the original issue of the Units or (i), in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Subsection 6(c), the stock, securities or property provided for in such section or (ii), in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon exercise of the Bridge Warrants as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

            (j) Any determination as to whether an adjustment in the Warrant Price in effect hereunder is required pursuant to Section 6, or as to the amount of any such adjustment, if required, shall be binding upon the holders of the Bridge Warrants and the Company if made in good faith by the Board of Directors of the Company.

            (k) If and whenever the Company shall grant to the holders of Common Stock, as such, rights or warrants to subscribe for or to purchase, or any options for the purchase of, Common Stock or securities convertible into or exchangeable for or carrying a right, warrant or option to purchase Common Stock, the Company may at its option elect concurrently therewith to grant to each Registered Holder as of the record date for such transaction of the Bridge Warrants then outstanding, the rights, warrants or options to which each Registered Holder would have been entitled if, on the record date used to determine the shareholders entitled to the rights, warrants or options being granted by the Company, the Registered Holder were the holder of record of the number of whole shares of Common Stock then issuable upon exercise of his or her Bridge Warrant. If the Company shall so elect under this Subsection 6(k), then such grant by the Company to the holders of the Bridge Warrants shall be in lieu of any adjustment which otherwise might be called for pursuant to this Section 6.

      7. Fractional Warrants and Fractional Shares. If the number of shares of Common Stock purchasable upon the exercise of each Bridge Warrant is adjusted pursuant to Section 6, the Company nevertheless shall not be required to issue fractions of shares, upon exercise of the Bridge Warrant or otherwise, nor to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Registered

Holder an amount in cash equal to such fraction multiplied by the Fair Market Value of one share of Common Stock as of the date of exercise.

         8. Warrant Holders Not Deemed Shareholders. No holder of Bridge Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Bridge Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Bridge Warrants, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Holder shall have exercised such Bridge Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

         9. Rights of Action. All rights of action with respect to this Agreement are vested in the respective Registered Holders of the Bridge Warrants, and any Registered Holder of a Bridge Warrant, without consent of the holder of any other Bridge Warrant, may, in his own behalf and for his own benefit, enforce against the Company his right to exercise his Bridge Warrant for the purchase of shares of Common Stock in the manner provided herein.

         10. Agreement of Warrant Holders. Every holder of any Bridge Warrant, by his acceptance thereof, consents and agrees with the Company and every other holder of any Bridge Warrant that:

                  (i) The Bridge Warrants are transferable only on the registry books of the Company by the Registered Holder thereof in person or by his or her attorney duly authorized in writing and only if such Bridge Warrants are surrendered at the office of the Company, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Company, in its sole discretion, together with payment of any applicable transfer taxes; and

                  (ii) The Company may deem and treat the person in whose name the Bridge Warrant is registered as the holder and as the absolute, true and lawful owner thereof for all purposes, and the Company shall not be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in Section 3.

      11. Investment Representation and Legend. The holder, by acceptance of the Bridge Warrants, represents and warrants to the Company that it is acquiring the Bridge Warrants and the shares of Common Stock (or other securities) issuable upon the exercise hereof for investment purposes only and not with a view towards the resale or other distribution thereof and agrees that the Company may affix upon this Bridge Warrant the following legend:

            "This Warrant has been issued in reliance upon the representation of the holder that it has been acquired for investment purposes and not with a view towards the resale or other distribution thereof. Neither this Warrant nor the shares issuable upon the exercise of this Warrant have been registered under the Securities Act of 1933, as amended."

The holder, by acceptance of this Bridge Warrant, further agrees that the Company may affix the following legend to certificates for shares of Common Stock issued upon exercise of this Bridge Warrant:

      "The securities represented by this certificate have been issued in reliance upon the representation of the holder that they have been acquired for investment and not with a view toward the resale or other distribution thereof, and have not been registered under the Securities Act of 1933, as amended. Neither the securities evidenced hereby, nor any interest therein, may be offered, sold, transferred, encumbered or otherwise disposed of unless either (i) there is an effective registration statement under said Act relating thereto or
      (ii) the Company has received an opinion of counsel, reasonably satisfactory in form and substance to the Company, stating that such registration is not required."

      12. Cancellation of Bridge Warrants. If the Company shall purchase or acquire any Bridge Warrant or Bridge Warrants, by redemption or otherwise, each such Bridge Warrant shall thereupon be and canceled by it and retired. The Company shall also cancel the Bridge Warrant or Bridge Warrants following exercise of any or all thereof or delivered to it for transfer, split up, combination or exchange.

      13. Modification of Bridge Warrant. The terms of the Bridge Warrants shall not be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders representing at least a majority of the Bridge Warrants then outstanding; provided, that, no change in the number or nature of the securities purchasable upon the exercise of any Bridge Warrant, or the Warrant Price therefor, or the acceleration of the Warrant Expiration Date, shall be made without the consent in writing of the Registered Holder of the Bridge Warrant, and in compliance with applicable law.

      14. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed by means of first class registered or certified mail, postage prepaid as follows: if to the Registered Holder of a Bridge Warrant, at the address of such holder as shown on the registry books maintained by the Company; if to the Company, at 555 17th St., Suite 3310, Denver, CO 80202, or at such other address as may have been furnished to the Registered Holder in writing by the Company.

      15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to principles of conflict of laws.

      16. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company, the Registered Holder and their respective successors and assigns, and the holders from time to time of the Bridge Warrants. Nothing in this Bridge Warrant is intended nor shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

      17. Registration Rights. The rights of the holder hereof with respect to the registration under the Securities Act of 1933, as amended, of the shares of Common Stock issuable upon the exercise of this Bridge Warrant are set forth in the Purchase Agreement.

      IN WITNESS WHEREOF, the Company has caused this Bridge Warrant to be duly executed as of the date first above written.

                                           BION ENVIRONMENTAL TECHNOLOGIES, INC.

                                           By:
                                              ----------------------------------
                                                  Authorized Officer

                                SUBSCRIPTION FORM

                     To Be Executed by the Registered Holder
                       in Order to Exercise Bridge Warrant

      The undersigned Registered Holder hereby irrevocably elects to exercise __________ Bridge Warrants represented by this certificate, and to purchase the securities issuable upon the exercise of such Bridge Warrants, and requests that certificates for such securities shall be issued in the name of

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

            --------------------------------------------------------

            --------------------------------------------------------

            --------------------------------------------------------

            --------------------------------------------------------
                     [please print or type name and address]

and be delivered to

            --------------------------------------------------------

            --------------------------------------------------------

            --------------------------------------------------------

            --------------------------------------------------------
                     [please print or type name and address]

and if such number of Bridge Warrants shall not be all the Bridge Warrants evidenced by this Warrant Certificate, that a new Bridge Warrant for the balance of such Bridge Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

      The undersigned represents that the exercise of the within Bridge Warrant was solicited by a member of the National Association of Securities Dealers, Inc. If not solicited by an NASD member, please write "unsolicited" in the space below.

                                               ---------------------------------
                                               (Name of NASD Member)

Dated:                          X
      --------------------------               ---------------------------------

                                               ---------------------------------

                                               ---------------------------------
                                                         Address

                                               ---------------------------------
                                                Taxpayer Identification Number

                                               ---------------------------------
                                                  Signature Guaranteed

                                   ASSIGNMENT

                     To Be Executed by the Registered Holder
                        In Order to Assign Bridge Warrant

FOR VALUE RECEIVED,________________________________________________hereby sells, assigns and transfers unto

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

            --------------------------------------------------------

            --------------------------------------------------------

            --------------------------------------------------------

            --------------------------------------------------------
                     [please print or type name and address]

      ___________________________ of the Bridge Warrants represented hereby, and hereby irrevocably constitutes and appoints

--------------------------------------------------------------------------------
Attorney to transfer this Bridge Warrant on the books of the Company, with full power of substitution in the premises.

Dated:                             X
      ----------------------------       ---------------------------------------
                                                Signature Guaranteed

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION STAND PROGRAM.